Exhibit 99.1


Contact: Brian Beades
         212-810-5596
         ahr-info@blackrock.com


     ANTHRACITE CAPITAL ANNOUNCES CASH DIVIDEND OF $0.28 PER COMMON SHARE

NEW YORK, NY, March 10, 2005 - Anthracite Capital, Inc. ("Anthracite" or the "Company") (NYSE: AHR) announced today that its Board of Directors declared a first quarter 2005 cash dividend of $0.28 per share of common stock. The common stock cash dividend will be payable on May 2, 2005 to stockholders of record on March 31, 2005. The annualized dividend yield is 9.9% based upon the $11.33 closing price of Anthracite's common stock on March 10, 2005.

The Company's Board of Directors also declared a cash dividend for the quarterly period ending April 30, 2005 of $0.5859375 per share of Series C Preferred Stock. The Series C Preferred Stock cash dividend will be payable on May 2, 2005 to stockholders of record on April 10, 2005.

The members of Anthracite's Board of Directors who are not affiliated with BlackRock Financial Management, Inc., the Company's manager (the "Manager"), or the Manager's affiliates, approved an extension of the Company's management agreement with the Manager for one additional year through March 31, 2006. The terms of the extended agreement did not change.

ABOUT ANTHRACITE
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $341.8 billion in global assets under management as of December 31, 2004. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $98.4 million in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of December 31, 2004.

FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the


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date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures;
(7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2003 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company's website is not a part of this press release.



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